CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT ACCOUNTANTS






     We consent to the incorporation by reference in the Registration Statement (on Form S-8, File No. 333-61487) of Norwood Financial Corp. of our report dated January 23, 2004, with respect to the consolidated financial statements of Norwood Financial Corp. and subsidiary incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003.



                                            /s/ BEARD MILLER COMPANY LLP



Harrisburg, Pennsylvania
March 19, 2004